1 Summit Therapeutics Announces Clinical Trial Collaboration with GSK to Evaluate Ivonescimab in Combination with GSK’s B7-H3 Antibody Drug Conjugate (ADC) Summit to Advance Development Opportunities of Ivonescimab with GSK’s Novel B7-H3 risvutatug rezetecan Multiple Solid Tumor Settings to Be Pursued with Clinical Trials Expected to Start in Mid-2026 Miami, Florida, January 12, 2026 – Summit Therapeutics Inc. (NASDAQ: SMMT) today announced it has entered into a clinical trial collaboration with GSK plc (“GSK”, LSE/NYSE: GSK) to evaluate ivonescimab, a novel, investigational PD-1 / VEGF bispecific antibody, in combination with risvutatug rezetecan (also known as GSK’227), GSK’s novel investigational B7-H3 targeting antibody drug conjugate (ADC), across multiple solid tumor settings, including small cell lung cancer (SCLC). "We believe exploring new mechanisms and combinations with the potential to surpass current options for patients and physicians will have the most profound impact on those battling the toughest cancer challenges today," stated Robert W. Duggan and Dr. Maky Zanganeh, Co-Chief Executive Officers of Summit. "With the goal of accelerating development of ivonescimab in multiple solid tumors, this collaboration enables us to swiftly advance ivonescimab and expand Summit’s combination strategy." The intent of this agreement is to investigate the combination potential of ivonescimab and risvutatug rezetecan in multiple solid tumor environments to determine the safety profile and potential anti-tumor effects. Under the terms of the agreement, Summit will supply ivonescimab for the planned study, while GSK will manage the day-to-day clinical operations of the study. Each party will maintain rights to their respective products, and the agreement is mutually non-exclusive. The study is expected to begin dosing patients in mid-2026. About risvutatug rezetecan Risvutatug rezetecan, also known as GSK’227, is a novel investigational B7-H3-targeted antibody-drug conjugate composed of a fully human anti-B7-H3 monoclonal antibody covalently linked to a topoisomerase inhibitor payload. GSK acquired exclusive worldwide rights (excluding China’s mainland, Hong Kong, Macau, and Taiwan) from Hansoh Pharma to progress clinical development and commercialisation of risvutatug rezetecan. GSK’s global phase III trial for risvutatug rezetecan in relapsed ES-SCLC began in August 2025. About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 outside of Summit’s license territories, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti- angiogenesis effects associated with blocking VEGF into a single molecule. By design, ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF. This is intended to differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. We believe ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity

2 (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, SITC, 2023) increasing to approximately 10 days at steady state dosing, is to improve upon previously established efficacy thresholds, side effects, and safety profiles associated with prior approved drugs to these targets. Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently utilized in multiple Phase III clinical trials. Over 4,000 patients have been treated with ivonescimab in clinical studies globally, and over 60,000 patients when considering those treated in a commercial setting in China, as noted by Akeso. Summit began its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. In 2025, the Company began enrolling patients in HARMONi-7. Summit expanded its Phase III clinical development program into CRC in the fourth quarter of 2025 by initiating enrollment in HARMONi-GI3. HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non- squamous NSCLC who were previously treated with a 3rd generation EGFR TKI (e.g., osimertinib). Detailed results of the study were provided in September 2025, and a Biologics License Application (BLA) was submitted to the United States Food and Drug Administration (FDA) for marketing authorization in the fourth quarter of 2025. HARMONi-3 is a Phase III clinical trial, which is intended to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non- squamous NSCLC, irrespective of PD-L1 expression. HARMONi-7 is a Phase III clinical trial which is intended to evaluate ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. HARMONi-GI3 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC. In addition, Akeso has recently had positive read-outs in three single-region (China), randomized Phase III clinical trials, HARMONi-A, HARMONi-2, and HARMONi-6, for ivonescimab in NSCLC, including a statistically significant overall survival benefit in HARMONi-A with a manageable safety profile in each study. HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression. Akeso is actively conducting multiple Phase III clinical studies in settings outside of NSCLC, including biliary tract cancer, colorectal cancer, breast cancer, pancreatic cancer, small cell lung cancer, and head and neck cancer.

3 Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. Ivonescimab was granted Fast Track designation by the US Food & Drug Administration (FDA) for the HARMONi clinical trial setting. About GSK GSK is a global biopharma company with a purpose to unite science, technology, and talent to get ahead of disease together. Find out more at gsk.com. About Summit Therapeutics Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol "SMMT"). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow us on X @SMMT_TX. Contact Summit Investor Relations: Dave Gancarz Chief Business & Strategy Officer Nathan LiaBraaten Senior Director, Investor Relations investors@smmttx.com media@smmttx.com Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the intended use of the net proceeds from the private placements, the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the expected timing of BLA submissions or FDA decisions, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome

4 of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Summit defines a “positive study” as a clinical study that with one or more prespecified primary endpoints in which one of those endpoints achieves a statistically significant benefit according to the protocol or statistical analysis plan. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release. Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc. and/or its affiliates Copyright 2026, Summit Therapeutics Inc. All Rights Reserved